Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 26, 2019 (except for the third paragraph of Note 1, as to which the date is September 27, 2019) in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-233604) and related Prospectus of Vir Biotechnology, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Redwood City, California September 30, 2019